Exhibit 1.2

[Translation]

Effective from January 8, 2003

As amended on June 24, 2014

REGULATIONS OF THE BOARD OF DIRECTORS

CHAPTER I

PURPOSE

Article 1.    (Purpose)

These Regulations provide for matters concerning the Board of Directors pursuant to laws and regulations, the Articles of Incorporation, and the Corporate Governance Guidelines.

CHAPTER II

ORGANIZATION

Article 2.    (Function)

The	Board of Directors shall conduct the following matters.

(1)	Determine the matters provided for in Article 10 of these Regulations

(2)	Supervise the execution of duties by Directors, Executive Officers, as defined in the Companies Act, and Executive Officers, as provided under the Internal regulations

Article 3.    (Constitution)

The	Board of Directors shall consist of all the Directors.

CHAPTER III

HOLDING, CONVOCATION AND CHAIRMAN OF MEETINGS

Article 4.    (Holding of Meetings)

1.	Meetings of the Board of Directors shall be held ordinarily and extraordinarily.

2.	Ordinary meetings of the Board of Directors shall be held at least once every three (3) months.

3.	Extraordinary meetings of the Board of Directors shall be held whenever necessary.

4.	Meetings of the Board of Directors shall be held at the head office of the Company; provided, however, that when necessary, a meeting of the Board of Directors may be held at another location or at multiple locations by a method such as teleconference.

Article 5.    (Person Authorized to Convene Meetings and Chairman of Meetings)

1.	Unless otherwise provided for in laws and regulations, each meeting of the Board of Directors will be convened and chaired by a Director who does not concurrently serve as an Executive Officer, as defined in the Companies Act, Executive Officer, as defined in our internal regulations, or Employee of the Company or a subsidiary of the Company (“Non-Executive Director”) as previously appointed by the Board of Directors.

2.	In the case where the Director appointed pursuant to the preceding paragraph is unable to so act, one of the other Non-Executive Director(s) in the order previously determined by the Board of Directors shall take such person’s place.

3.	The Board of Directors may, by its resolution, appoint a Non-Executive Director as a deputy chairman to assist the chairman.

4.	Any Director who is not a Director provided for under the provisions of paragraph 1 or paragraph 2 or any Executive Officer, as defined in the Companies Act, may demand the convocation of a meeting of the Board of Directors in accordance with the provisions of laws and regulations.

5.	Any person appointed by the Nominating Committee, the Compensation Committee, or the Audit Committee from among their members may convene a meeting of the Board of Directors in accordance with the provisions of laws and regulations.

Article 6.    (Convocation and Reduction of Convocation Period)

Notices to convene a meeting of the Board of Directors shall be issued to each Director not less than three (3) days prior to the date of that meeting; provided, however, that in case of emergency, such period may be shortened.

Article 7.    (Omission of Convocation Notice)

A meeting of the Board of Directors may be held without taking the procedures for convocation provided for in the preceding Article with the consent of all of the Directors.

CHAPTER IV

QUORUM AND METHOD OF ADOPTING RESOLUTIONS

Article 8.    (Quorum and Method of Adopting Resolutions)

1.	Resolutions of meetings of the Board of Directors shall be adopted by an affirmative vote of a majority of the Directors present at the relevant meeting who shall constitute a majority in number of all the Directors entitled to take part in the vote.

2.	Notwithstanding the provisions of the preceding paragraph, in the case where Director(s) submit a proposal with respect to a matter which is the purpose of the resolution of the Board of Directors, if all Directors who are entitled to vote agree in writing or by means of electromagnetic file to such proposal, it shall be deemed that the resolution to approve such proposal at a meeting of the Board of Directors has been made.

Article 9.    (Person Who Has Special Interests)

Any person who has special interests with respect to a matter to be resolved at a meeting of the Board of Directors may not participate in voting for resolution thereof.

CHAPTER V

MATTERS TO BE RESOLVED

Article 10.    (Matters to be Resolved)

1.	The following matters shall be resolved at a meeting of the Board of Directors.

(1)	Important matters concerning the management policy of the Company and its subsidiaries and other entities administered by the Company (collectively, the “Mizuho Group”)

(i)	Basic policy concerning the management of the Mizuho Group

(ii)	Basic matters concerning annual business plans and mid- and long-term business plans of the Mizuho Group;

(iii)	Basic matters concerning the capital policy of the Mizuho Group;

(iv)	“System to ensure the properness of operations” of the Mizuho Group (the “Internal Control System”);

(v)	Matters concerning changes of particularly important companies of the Mizuho Group; and

(vi)	Basic matters concerning risk governance, risk management, compliance, and internal auditing of the Mizuho Group.

(2)	Important matters concerning the Company

(i)	Determination of convocation of general meetings of shareholders and agenda thereof;

(ii)	Determination of person authorized to convene general meetings of shareholders and the chairman thereof (including the order in which substitutes are to be determined);

(iii)	Appointment and removal of Directors with Titles;

(iv)	Appointment and dismissal of Executive Officers, as defined in the Companies Act;

(v)	Appointment and removal of Representative Executive Officers, as defined in the Companies Act, and Executive Officers, as defined in the Companies Act, with Titles;

(vi)	Matters concerning the interrelationship between Executive Officers, as defined in the Companies Act, including the division of duties between Executive Officers, as defined in the Companies Act, and hierarchy of commands of Executive Officers, as defined in the Companies Act;

(vii)	Selection and appointment, dismissal and removal, and division of duties of Executive Officers, as defined in our internal regulations, with Titles;

(viii)	Approval of competitive transactions and conflicting interest transactions by Directors and Executive Officers, as defined in the Companies Act;

(ix)	Determination of person authorized to convene meetings of the Board of Directors and the chairman thereof (including the order in which substitutes are to be determined);

(x)	Determination of Director to receive demands for convocation of meetings of the Board of Directors from Executive Officers, as defined in the Companies Act;

(xi)	Appointment and removal of members who constitute the Nominating Committee, the Compensation Committee, and the Audit Committee;

(xii)	Appointment and removal of the Chairman of each of the Nominating Committee, the Compensation Committee, and the Audit Committee;

(xiii)	Determination of a person to represent the Company in any action between the Company and a member of the Audit Committee;

(xiv)	Matters concerning business transfers, etc., mergers, absorption-type company splits, incorporation-type company splits, share exchanges, and share transfers of the Company which require the approval of a general meeting of shareholders;

(xv)	Approval of financial statements, business reports and supplementary schedules, temporary financial statements, and consolidated financial statements;

(xvi)	Distribution of surplus and other matters the Board of Directors is authorized to determine pursuant to the provisions of the Articles of Incorporation;

(xvii)	Determination of approval of transfers of share options with restriction on transfers; and

(xviii)	Establishment of, revisions to, and abolition of particularly important internal regulations.

(3)	Important matters concerning the management of subsidiaries, etc.

(i)	Matters concerning transfer of particularly important subsidiaries and other entities administered by the Company

(ii)	Basic matters concerning risk governance, risk management, compliance, and internal auditing of Major Group Companies (meaning “Major Group Companies” as provided in the Group Management Administration Regulations)

(iii)	Selection and appointment, dismissal and removal, and division of duties of Executive Officers, as defined in our internal regulations, with Titles of Management Classification A Companies (companies with respect to which “Management Classification A” under the Group Business Management Regulations have been established)

(4)	Other matters provided for in laws and regulations or the Articles of Incorporation, or resolved at a general meeting of shareholders

(5)	Any other matter that a Director believes should be proposed at a meeting of the Board of Directors

2.	The Supplementary Provisions of the Regulations of the Board of Directors shall apply as the operating standards with respect to the matters to be resolved in the preceding paragraph.

CHAPTER VI

REPORTS, ETC. TO THE BOARD OF DIRECTORS

Article 11.    (Business Performance Reports)

1.	Executive Officer(s), as defined in the Companies Act, shall report to the Board of Directors at least once every three (3) months on the status of the performance of his or her duties.

2.	Each person appointed by the Nominating Committee, the Compensation Committee, or the Audit Committee from among their members shall report without delay to the Board of Directors on the status of the performance of the duties of that committee.

3.	The Supplementary Provisions of the Regulations of the Board of Directors shall apply as the operating standards with respect to the matters to be reported to the Board of Directors.

Article 12.    (Other Reports, Etc.)

1.	The Board of Directors may, when necessary, have Executive Officers, as defined in the Companies Act, Executive Officers, as defined in our internal regulations, and Employees of the Company, Directors, Executive Officers, as defined in our internal regulations, and Employees of subsidiaries, etc., of the Company, and outside experts, etc., attend meetings of the Board of Directors and seek their reports and opinions.

2.	If an Executive Officer, as defined in the Companies Act, Executive Officer, as defined in our internal regulations, or Employee of the Company or a Director, Executive Officer, as defined in our internal regulations, or Employee of subsidiaries, etc. of the Company receives a request from the Board of Directors, that person shall attend a meeting of the Board of Directors and explain matters requested by the Board of Directors.

CHAPTER VII

EXECUTIVE OFFICERS, AS DEFINED IN THE COMPANIES ACT, WITH TITLES AND

EXECUTIVE OFFICERS, AS DEFINED IN OUR INTERNAL REGULATIONS, WITH

TITLES

Article 13.    (Executive Officers, as defined in the Companies Act, with Titles)

1.	The Board of Directors shall, by its resolution, appoint a President & Executive Officer from among the Executive Officers, as defined in the Companies Act.

2.	The Board of Directors may, by its resolution, appoint one or more Deputy President & Executive Officer, Senior Managing Executive Officer, and Managing Executive Officer from among the Executive Officers, as defined in the Companies Act.

Article 14.    (Executive Officers, as defined in our internal regulations, with Titles)

The Board of Directors may, by its resolution, appoint one or more Deputy President & Executive Officer, Senior Managing Executive Officer, and Managing Executive Officer from among the Executive Officers, as defined in our internal regulations.

CHAPTER VIII

PRESIDENT & EXECUTIVE OFFICER

Article 15.    (Duties of the President & Executive Officer)

The President & Executive Officer shall oversee the business of the Company as the chief executive officer of the Mizuho Group (Group CEO).

Article 16.    (Delegation to the President & Executive Officer)

The determination of businesses other than the matters provided for in Article 10 of these Regulations shall be delegated to the President & Executive Officer.

CHAPTER IX

DIRECTORS WITH TITLES

Article 17.    (Directors with Titles)

The Board of Directors may, by its resolution, appoint a Chairman, Deputy Chairman, and other Directors with Titles from among the Non-Executive Directors.

CHAPTER X

MINUTES

Article 18.    (Minutes)

The minutes of meetings of the Board of Directors shall be prepared in writing or by electromagnetic file as provided for in laws and regulations, and the Directors present thereat shall affix their names and seals thereon or electronic signatures thereto.

CHAPTER XI

OTHER MATTERS

Article 19.    (Revision and Abolition)

These Regulations and the Supplementary Provisions of the Regulations of the Board of Directors may be revised or abolished by resolution of the Board of Directors.

Article 20.    (Relevant Department)

The relevant department for administering these Regulations is the Corporate Secretariat.